Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

AMENDMENT NO. 2
ETHANOL MARKETING AGREEMENT

THIS Amendment No. 2 (“Amendment 2'), dated August 30, 2011, is entered into by and between Eco-Energy, Inc., a Tennessee corporation with its registered office at 725 Cool Springs Boulevard, Suite 500, Franklin, Tennessee 37067 (“Eco”), and Granite Falls Energy, LLC (“GFE”), a Minnesota limited liability corporation with its main office at 15045 Highway 23 SE, Granite Falls, Minnesota 56241. Eco and GFE are hereinafter also referred to collectively as the “Parties.”
RECITALS
A.    The Parties previously entered an Ethanol Marketing Agreement (“Agreement”), executed December 24, 2008, where the Parties established certain terms and conditions relating to Eco's rights and obligations regarding the purchase of GFE's entire ethanol output. A copy of the Agreement-including Exhibit A, Exhibit B and Exhibit C of the Agreement-is attached hereto as Appendix 1. Unless otherwise set forth herein, all terms shall have the meaning set forth in the Agreement.
B.    The Agreement provided for a one year initial term that commenced on the January 1, 2009. On October 22, 2009, the Parties entered into Amendment No. 1 to the Agreement (attached hereto as Appendix 2), which modified the Agreement as follows: (i) extended the expiration date of the Agreement until December 31, 2011, and (ii) added language to Section 4 that provided GFE a “flex fee” adjustment intended to minimize potential production cost fluctuations.
C.    The Parties now desire to again alter the Agreement in order to memorialize the modifications recently agreed upon by the Parties as well as incorporate such modifications into the Agreement.
NOW, THEREFORE, the written signatures of the afore-mentioned parties integrate this Amendment No. 2 into the Agreement making it a binding, and legally enforceable, portion of such. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Eco and GFE agree as follows:

I.	EFFECTIVE DATE: The modifications specified in Paragraph II of this Amendment No. 2 shall become effective on November 1, 2011.

II.	MODIFICATIONS:
1)    Section II (1) of Amendment No. 1 to the Agreement is hereby cancelled.
2)    Section 11 of the Agreement, as previously modified by Amendment No. 1, is hereby amended in order to again extend the term of the Agreement as follows:
11. Terms and Termination
(a) The term of this Agreement shall expire on December 31, 2013.
(b) This Agreement will automatically renew for additional consecutive terms of two (2) years each unless either party hereto gives written notice to the other at least three (3) months prior to the end of the term or the then current renewal term, in which case this Agreement shall terminate at the end of the term or such then current renewal term.

*** Confidential material redacted and filed separately with the Commission.

3)    Delete Section 4 of the Agreement and replace with the following:
4. Payment and Fees. Eco shall pay for each shipment made with the respect to an order the net price for that shipment, calculated as follows: “Net Price” = (“Purchase Price FOB Plant for each net gallon of ethanol as stated on the order less the fee payable by GFE to Eco for the services to be provided by Eco under this Agreement (i.e., the Marketing Fee), which shall be equal to $*** per net gallon. Eco shall make a payment to GFE ***.

III.	EFFECT OF AMENDMENT No. 2: Except as expressly modified in Section II of this Amendment No. 2 the Agreement remains unchanged and in full force and effect.

IV.
ENTIRETIES: This Amendment No. 2 represents the final agreement between the parties regarding the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ECO ENERGY, INC.                GRANITE FALLS ENERGY, LLC.
By: /s/ Chad Martin                By: /s/ Tracey L. Olson
Name: Chad Martin                Name: Tracey L. Olson
Title: CEO                    Title: CEO/GM